Exhibit 32
Certification
Pursuant to 18 U.S.C. §1350,
As Adopted Pursuant  to
§906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Future Fuel Corp. (the “Company”) on Form 10-Q for the period ending June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of §13(a) of the Securities Exchange Act of 1934, as amended.

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lee E. Mikles
Lee E. Mikles,
President and Chief Executive Officer

/s/ Douglas D. Hommert
Douglas D. Hommert, Principal Financial Officer,
Executive Vice President, Secretary and Treasurer

August 9, 2010